Exhibit 99.6

LETTER TO CLIENTS

$1,500,000,000

WPX ENERGY, INC.

Offer to Exchange

$400,000,000 5.250% Senior Notes due 2017

that have been registered under the Securities Act of 1933

for all outstanding 5.250% Senior Notes due 2017

(CUSIP Nos. 9821BAA1 and U46031AA5)

and

$1,100,000,000 6.000% Senior Notes due 2022

that have been registered under the Securities Act of 1933

for all outstanding 6.000% Senior Notes due 2022

(CUSIP Nos. 98212BAB9 and U46031AB3)

Pursuant to the Prospectus dated              , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To our Clients:

Enclosed for your consideration is the Prospectus dated             , 2012 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by WPX Energy, Inc., a Delaware corporation (the “Company”), to exchange up to $1,500,000,000 in aggregate principal amount of new senior notes consisting of $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2017 and $1,100,000,000 aggregate principal amount of 6.000% Senior Notes due 2022 (collectively, the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the applicable series of outstanding 5.250% Senior Notes due 2017 and 6.000% Senior Notes due 2022 (collectively, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that the Company entered into with the initial purchasers in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account, but not registered in your name. A tender of such Outstanding Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Outstanding Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2012, unless extended by the Company. If you desire to exchange your Outstanding Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf at or prior to the Expiration Time in accordance with the provisions of the Exchange Offer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or prior to the Expiration Time.

Your attention is directed to the following:

1.	The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Outstanding Notes.

3.	Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Time all Outstanding Notes validly tendered and will issue Exchange Notes of the applicable series promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

5.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2012, unless extended by the Company. If you desire to tender any Outstanding Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Outstanding Notes on your behalf at or prior to the Expiration Time.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes must represent to the Company that:

•	the holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Company;

•	the Exchange Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the holder;

•

neither the holder nor, to the actual knowledge of such holder, any other person receiving Exchange Notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

•

if the holder is a broker-dealer, the holder will receive Exchange Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged by the holder for Exchange Notes of the applicable series were acquired by it as a result of market-making activities or other trading activities, and the holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and such holder will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes.

Any person who is an affiliate of the Company, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

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The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Outstanding Notes, for us to make, among other things, the foregoing representations on your behalf.

We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Outstanding Notes. If you wish to tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing, detaching, and returning to us the instruction form attached hereto.

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” constitutes an instruction to us to tender ALL of the Outstanding Notes held by us for your account.

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WPX ENERGY, INC.

Instructions to Registered Holder

from Beneficial Owner

of

$400,000,000 aggregate amount of 5.250% Senior Notes due 2017

(CUSIP Nos. 9821BAA1 and U46031AA5)

for new 5.250% Senior Notes due 2017

that have been registered under the Securities Act of 1933

and

$1,100,000,000 aggregate amount of 6.000% Senior Notes due 2022

(CUSIP Nos. 98212BAB9 and U46031AB3)

for new 6.000% Senior Notes due 2022

that have been registered under the Securities Act of 1933

The undersigned acknowledges receipt of the prospectus dated             , 2012 (the “Prospectus”) of Williams Partners L.P., a Delaware limited partnership (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) to exchange up to $1,500,000,000 in aggregate principal amount of new senior notes consisting of $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2017 and $1,100,000,000 aggregate principal amount of 6.000% Senior Notes due 2022 (collectively, the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the applicable series of outstanding 5.250% Senior Notes due 2017 and 6.000% Senior Notes due 2022 (collectively, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The aggregate face amount of the applicable series of Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$        of the 5.250% Senior Notes due 2017

$        of the 6.000% Senior Notes due 2022

With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of the applicable series of Outstanding Notes to be tendered, if less than all):

$        of the 5.250% Senior Notes due 2017

$        of the 6.000% Senior Notes due 2022

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that:

•	the undersigned is not an “affiliate” of the Company as defined under Rule 405 of the Securities Act;

•	the undersigned is acquiring Exchange Notes of the applicable series to be issued in the Exchange Offer in the ordinary course of business of the undersigned;

•

neither the undersigned nor, to the actual knowledge of the undersigned, any other persons receiving Exchange Notes from the undersigned, has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer;

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

•

if the undersigned is a broker-dealer, the undersigned will receive Exchange Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged by the undersigned for the Exchange Notes of the applicable series were acquired by it as a result of market-making activities or other trading activities, and the undersigned will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and such holder will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes; and

•

the undersigned acknowledges that any person who is an affiliate of the Company or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

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SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title)(1)

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

☐	CHECK HERE IF YOU ARE A BROKER DEALER

Date:                        , 2012

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.